EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

OF ISATORI, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of iSatori, Inc. for the period ended June 30, 2013:

(1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of iSatori, Inc.

/s/ Michael Wilemon

Michael Wilemon

Chief Financial Officer

August 14, 2013

This certification accompanies this Report pursuant to 18 U.S.C. Section 1350 and shall not, except to the extent required thereby, be deemed filed by iSatori, Inc. (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.